UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2009

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement.

Information concerning amendments to the Company’s Certificate of Designations of Series A Convertible Preferred Stock set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Information concerning amendments to the Certificate of Designations of Series A Convertible Preferred Stock of Stream Global Services, Inc. (the “Company”) set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, the Compensation Committee of the Company’s Board of Directors approved the payment of 2008 cash bonuses under the Company’s 2008 Management Incentive Plan (the “MIP”) to certain Company employees, including the Company’s executive officers. Under the MIP, bonuses are based on the Company’s achievement of certain goals for adjusted earnings before interest taxes depreciation and amortization (“Adjusted EBITDA”) for fiscal year 2008. Based on the Company’s achievement of 95% of its Adjusted EBITDA target, the

Committee determined under the MIP that the Company’s executive officers will receive the 2008 annual bonus payments below. Each bonus is pro rated for the number of days during 2008 that each executive was employed by the Company after its acquisition of Stream Holdings Corporation in July 2008.

R. Scott Murray Chairman of the Board, Chief Executive Officer and President	$185,836
Robert Dechant Executive Vice President, Global Sales and Marketing	$52,521
Stephen C. Farrell Executive Vice President and Chief Financial Officer	$27,616
Sheila M. Flaherty Executive Vice President and Chief Legal and Administrative Officer	$56,219

In addition, Mr. Dechant is eligible to earn sales commissions for 2008. Based on the Company’s achievement of certain revenue and gross margin targets, Mr. Dechant will receive $39,628 of sales commissions for 2008.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment

On March 11, 2009, the Company filed a Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Company requested that Ares Corporate Opportunities Fund II, L.P. (“Ares”), as the holder of the Series A Preferred Stock of the Company, $0.001 par value per share (the “Series A Preferred Stock”), agree to certain changes so that the Series A Preferred Stock could, under generally accepted accounting principles, be reflected as stockholders’ equity on the Company’s balance sheet. In connection with these requested changes, the Company and Ares negotiated additional modifications, including an increase in the dividend rate and a limitation on the circumstances under which the Company could require the conversion of the Series A Preferred Stock into Company’s common stock, $0.001 par value per share (the “Common Stock”). The disinterested members of the Board of Directors unanimously determined that it was in the best interests of the Company and its stockholders that these changes to the terms of the Series A Preferred stock be made. The Certificate of Amendment amended the Company’s Certificate of Designations of Series A Convertible Preferred Stock, as follows:

Dividends. The holders of the Series A Preferred Stock will be entitled receive dividends at a rate of 5.0% per annum, an increase from 3% per annum, commencing on March 11, 2009 or 10% per annum if the Company does not redeem all of the then outstanding shares of Series A Preferred Stock prior to two business days after August 7, 2015 if all of the Series A Preferred Stock has not been converted into the Company’s Common Stock.

The concept of a “Fundamental Transaction” was deleted throughout the Certificate of Amendment, and certain of the events that triggered a Fundamental Transaction are now contained in the definition of Acceleration Event.

Liquidation Preference. The Certificate of Amendment now requires that, in the event of a Liquidation Event (as defined therein) that is a sale of all or substantially all of the assets of the Company, if the Company distributes any of its assets or surplus funds to holders of its capital stock, the Company will distribute all of such assets or surplus funds to the extent legally available for distribution. In the event of a Liquidation Event that is a merger or consolidation in which any shares of the capital stock of the Company are converted, exchanged or cancelled, all of the outstanding shares of capital stock will be converted, exchanged or cancelled, and the consideration therefor shall be determined in accordance with the terms of the Certificate of Amendment.

Conversion at the Option of the Company. The Company may now request conversion only after August 7, 2011. In addition, the average closing price must exceed 150% of the conversion price for the 10 day period subsequent to the Company’s delivery of its notice of conversion. In addition, there must be outstanding at least 20,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, combination or other similar transaction) held by non-affiliates of the Company, and certain other conditions must be satisfied or waived.

Redemption. The holder of Series A Preferred Stock no longer has redemption rights.

The foregoing description of the material terms of the Certificate of Amendment for the Series A Preferred Stock is qualified in its entirety by the complete text of the Certificate of Amendment, which was filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2009, and is incorporated herein by reference.

Certificate of Designations

The Company previously entered into a Guarantee and Reimbursement Agreement dated March 2, 2009 (the “Reimbursement Agreement”) among the Company and several of its wholly owned subsidiaries and Ares, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 6, 2009. On March 13, 2009, the Company filed a Certificate Designations of Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware. In connection with the payment of an LC Fee (as defined in the Reimbursement Agreement), the Company agreed to issue to Ares or other Ares Guarantors (as defined in the Reimbursement Agreement) shares of Series B Preferred Stock in an amount not to exceed 1,000 shares. The terms of the Series B Preferred Stock are set forth in the Certificate of Designations of Series B Convertible Preferred Stock, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and are similar to the terms of the Series A Preferred Stock except as follows:

Dividends. Holders of the Series B Preferred Stock will be entitled to receive dividends at a rate of 5.0% per annum, payable semi-annually in arrears commencing on the first June 30 or December 31 following the date of first issuance of any shares of Series B Preferred Stock (the “Original Issue Date”) and thereafter on every June 30 and December 31.

An amount equal to the sum of all accrued but unpaid dividends shall be also payable upon a Fundamental Transaction that the holders of Series B Preferred Stock treat as a Liquidation Event. Many of the events that would trigger a Fundamental Transaction are similar to those contained in the definition of Acceleration Event in the Certificate of Amendment.

Conversion at the Option of the Company. The Company may seek conversion if a Fundamental Transaction occurs that the holders of Series B Preferred Stock do not treat as a Liquidation Event (as defined therein).

Redemption. On or after the first anniversary of the Original Issuance Date, the Company may, at its option, redeem any of the Series B Preferred Stock for a cash purchase price equal to the Stated Value (as defined therein).

The foregoing description is a summary of the material terms of the Certificate of Designations, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the potential issuance of shares of Series B Preferred Stock to Ares pursuant to the Reimbursement Agreement, the Company amended the Registration Rights Agreement, dated as of August 7, 2008, by and among the Company, Ares and the founding stockholders listed therein, to include any shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock in the definition of Registrable Securities (as defined therein).

The foregoing description is a summary of the material terms of amendment no. 1 to the form of registration rights agreement, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on March 6, 2009 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 11, 2009 the Company’s Board of Directors determined that the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) will be held on Wednesday, June 3, 2009.

Because the expected date of the 2009 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2008 Annual Meeting of Stockholders, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for the 2009 Annual Meeting. In order to be considered for inclusion in the proxy statement relating to the 2009 Annual Meeting, stockholder proposals must be received by the Corporate Secretary at the Company’s principal executive office at 20 William Street, Suite 310, Wellesley, Massachusetts 02481 no later than April 5, 2009. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

Additionally, in accordance with the advance notice provisions set forth in the Company’s Amended and Restated Bylaws, in order for a stockholder proposal to be submitted outside of Rule 14a-8 or a director nomination submitted by a stockholder to be considered timely, it must be received by the Corporate Secretary at the Company’s principal executive office at 20 William Street, Suite 310, Wellesley, Massachusetts 02481 no later than March 27, 2009.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: March 17, 2009	By:	/s/ Stephen C. Farrell
	Name:	Stephen C. Farrell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series B Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on March 13, 2009.